REVOLVING LINE OF CREDIT NOTE
                        -----------------------------

FLEET NATIONAL BANK OF                 Loan No._________Date:    ,1995
MASSACHUSETTS
One Federal Street
Boston, MA 02211                       BORROWER:  Parlex Corporation
                                                  145 Milk Street
                                                  Methuen, MA 01844

PRINCIPAL AMOUNT:  $5,000,000.00

INTEREST RATE:         The rate of interest payable hereunder shall be
                   variable and shall be equal to the Corporate Base Rate per annum. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Corporate Base Rate shall mean the annual rate of interest established by the Bank from time to time, at the principal office of the Bank, as its Corporate Base Rate. The rate of interest payable hereunder shall be changed effective as of the day on which a change in the Corporate Base Rate becomes effective.

The undersigned Borrower promises (jointly and severally if more than one person has signed) to pay to FLEET NATIONAL BANK OF MASSACHUSETTS (hereinafter "Lender", which term shall include its successors and assigns) or order the Principal Amount of FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS or such lesser amount as may have been advanced and remains outstanding at the Interest Rate hereinabove specified as follows: Monthly Payments of interest only, commencing December 31, 1995 and thereafter on the same day of each succeeding month through the payment due December 31, 1997. On January 31, 1998, and thereafter on the same day of each succeeding month, Borrower shall make equal monthly payments of principal in an amount calculated to pay the entire Principal Balance of this Note outstanding on December 31, 1997 in three (3) years (from said date) together with a payment of interest then accrued and the entire unpaid Principal balance with interest then outstanding shall be due and payable on December 31, 2000. Payments made hereunder shall be applied first to Interest then outstanding and the balance, if any, to Principal.

Principal amounts repaid hereunder may be redrawn. Notwithstanding the foregoing, there shall be no further advances of principal after December 31, 1997.

At the option of Lender, the entire unpaid Principal balance hereunder with interest then outstanding shall become immediately due and payable without notice or demand upon the occurrence of any of the following events (in each instance, an "Event of Default"): (1) failure of Borrower or of any endorser to honor, observe or perform any liability, obligation or agreement hereunder or under any instrument, document or undertaking given in connection herewith or as security herefor including without limitation, failure to make, when due any payment required hereunder or in connection herewith; (2) if any statement, representation or warranty made by or on behalf of any Borrower, endorser in connection with the loan evidenced by this Note, including without limitation in the loan application and in any financial data given in support thereof, proves to have been false, inaccurate or incomplete in any material respect when made; (3) the termination or dissolution, business failure, insolvency or cessation of customary business activity by the Borrower or any endorser; (4) appointment of a receiver, conservator or similar officer of any of the property of; the making of an assignment for the benefit of creditors, trust mortgage or composition with creditors or other arrangement of similar import by; or the commencement of any proceedings under any Bankruptcy or Insolvency Law, now or hereafter enacted by or against Borrower or any endorser, provided the institution of such proceedings against the Borrower shall not be an Event of Default hereunder if such proceedings are stayed, terminated or dismissed within sixty (60) days of being instituted; (5) an event of default occurs under any loan from Lender to Borrower.

Borrower shall have the right: (1) to cure monetary defaults hereunder or under any instrument, document or undertaking given or entered into in connection herewith within ten (10) calendar days of its receipt of written notice from Lender of an Event of Default; and (2) to cure non monetary defaults hereunder or under any such instrument, document or undertaking with thirty (30) calendar days after written notice from Lender, in which event, this Note and the loan evidenced hereby shall be reinstated if not otherwise in default and additional interest accrued due to imposition of the Default Rate as hereinafter defined, shall be deemed waived. The time periods provided herein for cure shall be concurrent with and not consecutive to any other grace periods which may be provided in or with respect to any obligation having the benefit of this provision.

Borrower and each endorser hereby jointly and severally agrees to pay all expenses including reasonable attorney's fees, which Lender may incur in effecting collection of this Note, upon default or at maturity.

Lender shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender. A delay, omission or waiver on one occasion shall not be deemed a waiver or bar on any future occasion of the same or any other right.

The Note may be prepaid in whole or in part without premium.

Borrower and each endorser of this Note or the obligation represented hereby, waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, except as specifically provided herein with respect to notices of non-monetary default; assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party primarily or secondarily liable.

Borrower and each endorser hereby agree that in the Event of Default hereunder, Lender may hold, dispose of and apply toward satisfaction of the Obligations and Borrower and deposit, credit or other sum at any time held for or with respect to such party and any other property of such party at any time in Lender's possession without first having recourse to any other rights or any security which Lender may have or hold and without thereby in any way releasing or discharging the balance of the Obligations or the liability or such party with respect thereto.

The proceeds of the loan evidenced by this Note may be disbursed to any one or more Borrowers, if more than one.

Borrower shall pay to Lender a late charge in the amount of five (5%) percent of each periodic payment due hereunder which is more than fifteen
(15) days in arrears to offset the additional expenses involved in processing delinquent payments. In addition, from and after the date on which this Note becomes dues and payable, at maturity, upon default or otherwise, interest shall accrue and shall be immediately due and payable at a rate (the "Default Rate") which is four (4%) percent per annum higher than the Interest Rate hereinabove specified but in no event higher than the maximum interest rate permitted by law.

This Note shall be deemed to be a Massachusetts instrument, and all rights obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts.




WITNESS:                               BORROWER:
                                       Parlex Corporation

______________________                 By:________________________
                                          Its: President




Fleet National Bank of Massachusetts

                          COMMERCIAL LOAN AGREEMENT
                          -------------------------

      TERM LOAN AGREEMENT, dated __________________, 1995, between FLEET NATIONAL BANK OF MASSACHUSETTS (the "Bank"), having an office at One Federal Street, Boston, Massachusetts and Parlex Corporation, a Massachusetts corporation (collectively, the "Borrower"), having its chief executive offices at 145 Milk Street, Methuen, Massachusetts.

                            W I T N E S S E T H:
                            --------------------

                            SECTION 1 - THE LOAN
                            --------------------

      1.1 AMOUNT: The Bank will lend to the Borrower and the Borrower will borrow from the Bank up to Five Million ($5,000,000.00) Dollars pursuant to a Revolving Line of Credit Note of even date (the "Note").

      1.2 LOAN FEES: During the period from the date of this Agreement up to and including the date at which the Note begins to amortize (the "Amortization Date"), the Borrower agrees to pay to the Bank a commitment fee, payable in arrears on the last day of each calendar quarter, commencing on the first of such dates next succeeding the date hereof, and on the Amortization Date and shall be equal to one-half of one (1/2 of 1%) percent per annum (computed on the basis of the actual number of days elapsed in a year of 360 days) of the average daily unused principal amount of the Note during the preceding period.

      1.3 LIMITATION ON AVAILABILITY: Notwithstanding anything contained herein to the contrary, the amount of $500,000 shall not be available for disbursement hereunder for as long as a $500,000 Standby Letter of Credit (the "LC") issued b the Bank in connection with the guaranty given by the Borrower described in Section 5.3 of this Agreement remains outstanding. To the extend the amount of the LC is subsequently reduced consensually and not as a result of partial draws, then the amount by which the LC is reduced shall be made available for disbursement.

                 SECTION 2 - REPRESENTATIONS AND WARRANTIES
                 ------------------------------------------

      The Borrower hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and which shall continue until full and final payment of the Note) that:

      2.1 CORPORATE EXISTENCE AND POWER: The Borrower is, and will continue to be, a corporation duly organized, validly existing and in good standing under the laws of its state of organization and is duly qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except where the failure to qualify would not have a material adverse effect on the business, assets or financial condition of Borrower, and it has the corporate power to make this Agreement and to borrow hereunder. The Borrower has all requisite permits, authorizations and licenses without unusual restrictions or limitations, to own, operate and lease its properties and to conduct the business in which it is presently engaged, all of which are in full force and effect.

      2.2 CORPORATE AUTHORITY: The making and performance by the Borrower of this Agreement and each and every other agreement, instrument or document required to be executed and delivered to the Bank by the Borrower pursuant to the terms hereof have been duly authorized by all necessary corporate action. The execution and delivery of this Agreement and each and every other agreement, instrument or document required to be executed and delivered to the Bank by the Borrower pursuant to the terms, the consummation of the transactions herein and therein contemplated, the fulfillment of or compliance with the terms and provisions hereof and of each and every other instrument, agreement or document required to be executed and delivered to the Bank by the Borrower pursuant to the terms hereof, are within its powers and will not violate any provision of law or of its charter or By-Laws or results in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to any indenture or bank loan or credit agreement (other than pursuant to this Agreement or other loan from the Bank) or other agreement or instrument to which the Borrower is a party. No approval, authorization, consent or other order of or registration or filing with any governmental body is required in connection with the making and performance of this Agreement.

      2.3 FINANCIAL CONDITION: The financial statement(s) heretofore, delivered to the Bank, was prepared in conformity with generally accepted accounting principles and practices consistently maintained throughout the period(s) involved and is correct and complete and fairly present the financial condition and the results of operations of the Borrower for the period(s) and as of the date(s) thereof. The Borrower has no direct or contingent liabilities not disclosed in such statements. Since the date of the latest dated balance sheet included in said financial statement, there has been no material adverse change in the financial condition of the Borrower from that set forth and, except as disclosed to the Bank in writing, no dividends or other distributions have been declared or made to stockholders.

      2.4 INFORMATION COMPLETE: Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by the Borrower pursuant to the terms hereof is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading.

      2.5 STATUTORY COMPLIANCE: To the best of Borrower's knowledge, the Borrower is in compliance with all federal, state, county and municipal laws, ordinances, rules or regulations applicable to it, its property or the conduct of its business, including, without limitation, those pertaining to or concerning public health, safety and the environment.

      2.6 LITIGATION: No proceedings by or before any private, public or governmental body, agency or authority and no litigation is pending, or so far as is known to the Borrower or any of its officers, threatened against it.

      2.7 EVENTS OF DEFAULT: No Event of Default has occurred, and to the best of the Borrower's knowledge, no event has occurred or is continuing which, pursuant to the provisions of Section 6, with the lapse of time and/or the giving of a notice specified therein, would constitute such an Event of Default.

      2.8 USE OF PROCEEDS: The Borrower shall use the proceeds of the Note of general commercial purposes, provided that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

      2.9 VALIDITY: This Agreement, the Note and all related agreements, upon the execution and delivery thereof, will be legal, valid, binding and enforceable obligations of the Borrower or the person executing the same, as the case may be, in accordance with the terms of each.

      2.10 TITLE TO PROPERTY: The Borrower has good and marketable title to its properties and assets subject to no mortgage, pledge, lien, security interest, encumbrance or other charge except in connection with other loans from the Bank.

      2.11 TAXES: The Borrower has filed all tax returns and reports required to be filed by it with all federal, state or local authorities and to the best of the Borrower's knowledge, has paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports.

      2.12 LOCATION: All books and records relating to its assets are located at the Borrower's chief executive office as set forth above.


                      SECTION 3 - CONDITIONS PRECEDENT
                      --------------------------------

      The obligation of the Bank hereunder is, without limitation, subject to the following conditions precedent:

      3.1 APPROVAL OF BANK COUNSEL: All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Bank.

      3.2 PROOF OF CORPORATE ACTION: The Bank shall have received certified copies of all corporate action taken by the Borrower to authorize the execution and delivery of this Agreement and the Note and the borrowing hereunder and such other papers as the Bank or its counsel shall reasonably request.

      3.3 RELATED AGREEMENTS AND DOCUMENTS: The Borrower shall have delivered to the Bank the various agreements and documents the Bank may reasonably request.

      3.4 OPINION OF COUNSEL: The Bank shall have received from counsel for the Borrower a written opinion, satisfactory in form and substance to the Bank and its counsel.

                      SECTION 4 - AFFIRMATIVE COVENANTS
                      ---------------------------------

      The Borrower covenants and agrees that from the date hereof until payment in full of all amounts due under the Note and the termination of this agreement, unless the Bank otherwise consents in writing, the Borrower shall:

      4.1 FINANCIAL STATEMENTS: Deliver to the Bank within forty-five (45) days after the close of each quarter of each fiscal year of the Borrower a management prepared balance sheet of the Borrower as of the close of each fiscal quarter and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during a period, subject in all instances to year end adjustments and certified by the president, chief executive officer, or the chief financial officer of the Borrower as accurate, true and complete; (b) at the time that the financial statements are delivered pursuant to Section 4.1(a) above, Borrower shall also deliver
an accounts receivable aging report in form reasonably acceptable   to the
Bank and a certificate from the chief financial officer certifying that Borrower is not in default under the terms of this loan agreement, including without limitation, as to the financial covenants set forth herein; (c) within ninety (90) days after the close of each fiscal year of the Borrower, audited financial statements including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and cash flows for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during the year and accompanied by a report thereon, containing an opinion, unqualified as to scope, of a firm of independent certified public accountants selected by the Borrower and acceptable to the Bank; (d) all SEC reports as filed during the fiscal year;
(e) promptly upon the Bank's written request, such other information about the financial condition and operations of the Borrower, or any Guarantor (if any), as the Bank may, from time to time, reasonably request.

      4.2 INSURANCE: (a) Keep its properties insured against fire and other hazards (so called "All Risk" coverage) in amounts and with companies reasonably satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business, but in no event in an amount less than the full insurance value thereof, which policies shall name the Bank as loss payee as its interest may appear, (b) maintain public liability coverage against claims for personal injuries or death, and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days written cancellation notice to the Bank. Borrower agrees to deliver copies of all of the aforesaid insurance policies to the Bank. In the event of any loss or damage to any of its assets, Borrower shall give prompt written notice to the Bank and to its insurers of such loss or damage and shall promptly file its proofs of loss with said insurers.

      4.3 COMPLIANCE WITH LAWS: TAX AND OTHER LIENS: Comply with all material federal, state, county and municipal laws, rules, ordinances and regulations applicable to it, its business or its property, including without limitation, those pertaining to or concerning public health, safety and the environment. Pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Borrower or its property, and which in each instance exceed the amount of $175,000 except with respect to such liabilities being contested in good faith with the prior written consent of the Bank which consent shall not be unreasonably withheld and against which, if requested by the Bank, the Borrower shall maintain reserves in amount and in form (book, cash, bond or otherwise) reasonably satisfactory to the Bank. Prevent to the extent possible the imposition of any liens and encumbrances against Borrower or its property for the costs of any response, removal, remedial action or clean-up of toxic substances or hazardous wastes.


      4.4 CHIEF EXECUTIVE OFFICE AND PLACES OF BUSINESS: Keep its chief executive office, principal places of business and locations of assets at the locations set forth in this Agreement and the Borrower shall maintain its principal place of business, its chief executive office and locations of assets at said addresses. Borrower shall promptly give Bank written notice of any change in any such addresses. All business records of the Borrower, including those pertaining to all accounts and contract rights, shall be kept at the said chief executive office of the Borrower unless prior written consent of Bank is obtained to a change of location.

      4.5 INSPECTION: Allow the Bank by or through any of its officers, agents, attorneys, or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any related agreement, instrument or document is being performed and for the purpose of examining the assets of the Borrower and the records relating thereto, to enter the offices and plants of the Borrower to examine or inspect any of the properties, books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with the Borrower's officers and its accountants, all at such reasonable times and as often as the Bank may reasonably request, but in each case upon reasonable notice.

      4.6 LITIGATION: Promptly advise the Bank of the commencement of litigation, including arbitration proceedings and any proceedings before any governmental agency, which might have a material adverse effect upon the condition, (financial, operating or otherwise) of the Borrower, or where the amount involved is $175,000 or more.

      4.7 MAINTENANCE OF EXISTENCE: Continue to conduct its business as presently conducted, maintain its existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. The Borrower shall immediately notify the Bank of any event causing material loss or unusual depreciation in the value of its business assets and the amount of same.

      4.8 PERFORMANCE: Comply with all terms and conditions of this Agreement.

      4.9 FINANCIAL COVENANTS: Borrower shall comply with the following financial covenants:

      a. Borrower shall maintain a minimum consolidated Tangible Net worth of $ 12,000.000 as a base plus fifty (50%) percent of net income for each quarter, to be tested quarterly. Intangible assets shall be deemed to include goodwill, purchased technology and capitalized software development costs.

      b. Borrower shall maintain a minimum ratio of consolidated Total Liabilities including deferred taxes and all contingent obligations such as guarantees to Tangible Net Worth of 1.00:1 on a quarterly basis.

      c. Borrower shall maintain a minimum Current Ratio of 1.4:1 on a Quarterly basis. (Advances under the Note will continue to be counted as a current liability for the purposes of this covenant.

      d.  Borrower shall maintain a minimum working capital of:

          $6.0 Million at fiscal year end 1996
          $6.5 Million at fiscal year end 1997
          $7.0 Million at fiscal year end 1998
          $7.5 Million at fiscal year end 1999

      e. Borrower shall maintain a minimum Debt Service and UN financed Capital Expenditures Coverage Ratio of 2.0X effective as of June 30, 1996 and annually thereafter.

          This ratio means, during the applicable period, that quotient that is equal to (a) the aggregate of (i) Earnings Before Interest, Taxes, Depreciation and Amortization minus (ii) UN financed Capital Expenditures and minus (iii) Dividends, divided by (b) the sum of (i) Interest and (ii) Current Maturity of Long-Term Debt:

                     EBITDA-UN financed Cap X-Dividends
                     ----------------------------------
                              Interest + CMLTD

          Any Balance outstanding on the Note will not be considered as a Current Maturity of Long Term Debt provided that the Note remains a revolving instrument (either by its terms or as subsequently amended in writing).

      f. Borrower shall not incur capital expenditures per year in an amount greater than ten (10%) percent of the prior year's consolidated sales.

      g. Borrower's initial cash investment in Parlex Shanghai Circuit Co., Ltd.shall not exceed $600,000.00, nor shall its total investment exceed $1,503,000.00 without in each instance receiving the prior written consent from the Bank, which consent shall not be unreasonably withheld. Any guarantees given in connection with the Joint Venture Agreement (as hereinafter defined) shall not be counted in the calculation of "total investment".

                        SECTION 5. NEGATIVE COVENANTS
                        -----------------------------

      The Borrower covenants and agrees that until payment is made in full of the Note and the performance of all its other obligations hereunder and under any other agreement, unless the Bank otherwise consents in writing, the Borrower shall not:

      5.1 ENCUMBRANCES: Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of its property or assets, whether now owned or hereafter acquired, except: (a) liens required by this Agreement; (b) pledges or deposits in connection with or to secure worker's compensation and unemployment insurance; (c) all liens under the certain Bond Purchase and Guaranty Agreement dated October 1, 1981 among the Borrower, the City known as the Town of Methuen, the Bank and Fidelity Tax Exempt Money Market Trust ("Bond Agreement"); and (d) tax liens which are being contested in good faith and in compliance herewith. Purchase money security interests for capital expenditures shall be allowed on equipment hereafter acquired by Borrower as permitted by Section 4.9 (f) above.

      5.2 LIMITATION ON INDEBTEDNESS: Create or incur any indebtedness or obligation for borrowed money, or issue or sell any obligations of the Borrower, including, however, from the operation of this covenant: (a) the Note hereunder and all other liabilities of the Borrower to the Bank; (b) indebtedness subordinated in payment and priority to all indebtedness of the Borrower to the Bank in writing and in form and substance reasonably satisfactory to the Bank (unless said indebtedness will result in a violation of the financial covenants set forth herein); and (c) equipment purchase money liens which do not create a violation of the financial covenants set forth herein.

      5.3 CONTINGENT LIABILITIES: Assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or except for a $500,000 Guaranty to The Hong Kong and Shanghai Banking Corporation Ltd. required by the terms of the Joint Venture Agreement between Borrower, Shanghai 20th Radio Factory and Mascon, Inc. for the establishment of Parlex (Shanghai) Circuit Co., Ltd. dated May 29, 1995 ("Joint Venture Agreement").


      5.4 DISPOSITION OF ASSETS: Sell, lease, pledge, transfer or otherwise dispose of all of any of its assets (other than in the ordinary course of its business as presently conducted) whether now owned or hereafter acquired except for liens or encumbrances required or permitted hereby or by any related agreement or for transfers of equipment to its subsidiary, Parlex Shanghai Circuit Co., Ltd. (which transfers, however, shall be subject to the restrictions of Section 4.9(g)) and provided that Borrower may sell in any fiscal year all or any of its assets up to a net book value of $150,000.00.

      5.5 DIVIDENDS, DISTRIBUTIONS: Declare or pay any dividend (unless payable in capital stock of the Borrower) or authorize or make any other distribution with respect to its share of capital stock of the Borrower, whether now or hereafter outstanding (unless all financial covenants of the Borrower have been satisfied and will not be violated by such actions).

      5.6 TRANSACTIONS WITH SUBSIDIARIES OR AFFILIATES: Enter into, or be a party to, any transaction with any Subsidiary or any affiliate (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of service or the sale of stock) except in the ordinary course of business pursuant to the reasonable requirements of the Borrower and upon fair and reasonable terms no less favorable to the Borrower would obtain in a comparable arms-length transaction with a party other than a Subsidiary or an Affiliate or as required under the Joint Venture Agreement.

      5.7 LOCATION: Change its chief executive office, places of business or the present locations of its assets or records relating thereto from those address(es) herein above set forth.

      5.8 MANAGEMENT, CAPITAL STRUCTURE, ACCOUNTING METHODS: Make or consent to a material change in the stock ownership or capital structure of the Borrower or make a material change in the management of the Borrower provided, however, that for purposes of this covenant, Herbert W. Pollack's retirement from the Borrower, for whatever reason, shall not be deemed to be a material change in the management of the Borrower, or in the manner in which the business of the Borrower is conducted or in its method of accounting or in its election to be taxed, as applicable, of the Internal Revenue Code.

      5.9 MERGERS/ACQUISITIONS: Make any acquisition or investment or be a party to any merger in which Parlex Corporation is not the surviving entity without the prior written consent of the Bank. The Bank must be provided with ten (10) business days prior notice of any permitted merger. Such notice must include the business rationale of the transaction and historical and pro forma financial information. Any consent so given will automatically terminate in six (6) months from the date of such consent unless the Bank has reapproved of the transaction prior to its consummation.

                             SECTION 6 DEFAULTS
                             ------------------


      If any one or more of the following "Events of Default" shall occur:

      6.1 Failure by the Borrower to observe or perform any covenant or agreement contained herein, or failure by the Borrower to perform any of its obligations under any other documents entered into in connection with the Note, including without limitation, failure to pay any amount as required which shall continue without correction beyond any applicable cure period.

      6.2 Failure by the Borrower to perform any act, duty, obligation or other agreement contained herein and not otherwise constituting an Event of Default hereunder which shall occur and continue without correction beyond any cure period set forth in the Note (and which shall apply to this Agreement).

      Then, and in such event, the Bank may declare the then outstanding principal balance and all interest accrued under the Note and all applicable penalties and surcharges and any other liabilities of the Borrower to the Bank to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment or demand for payment, notice of non-payment, protest any other notice or demand of any kind, all of which are expressly waived by the Borrower. The Bank shall have any and all other rights and remedies provided in any other document entered into in connection with the Note.

                          SECTION 7 - MISCELLANEOUS
                          -------------------------

      7.1  WAIVERS.

      (a) Borrower hereby waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description except as expressly reserved in any document entered into in connection with the Note. With respect to this Agreement, any related agreements, the Note and any collateral now or hereafter securing the Note, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of any collateral now or hereafter securing the Note, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of any collateral now or hereafter securing the Note or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof unless and until it takes possession thereof. The Bank may exercise its rights with respect to any collateral without resorting or regard to other collateral nor or hereafter securing the Note or sources of reimbursement for liability. The Bank shall not be deemed to have waived any of its rights upon or under any document for agreement relating to the liabilities of the Borrower or any collateral now or hereafter securing any such liabilities unless such waiver be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. The Bank may revoke any permission or waiver previously granted to Borrower, such revocation shall be effective whether given orally or in writing. All rights and remedies of the Bank with respect to this Agreement, any related agreements, the Note or any collateral now or hereafter securing the Note, whether evidences hereby or by any other instrument or document, shall be cumulative and may be exercised singularly or concurrently.

      (b) THE BORROWER HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION.

      7.2 NOTICES: All notices, requests or demands to or upon a party to this Agreement shall be given or made by the other party hereto in writing, in person or by deposit in the mails postage prepaid, certified mail, return receipt requested addressed to the addressee at the address set forth above or such other addresses as such addressee may have designated in writing to the other party hereto. No other method of giving any notice, request or demand is hereby precluded.

      7.3 EXPENSES: ADDITIONAL DOCUMENTS: The Borrower will pay all reasonable expenses arising out of the preparation, amendment, protection, collection and/or other enforcement of this Agreement, any related agreements, the notes, or of any collateral or security interest now or hereafter granted to secure the notes or security interest or lien granted under any related agreement (including, without limitation, reasonable counsels' fees and reasonable costs relating to the appraisals and/or valuation of assets). The Borrower will from time to time, at its expenses, execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and future action as the Bank shall request in order to effect and confirm or vest more securely all rights contemplated by this Agreement.

      7.4 COMPLIANCE: The determination of the Borrower's compliance with all covenants contained in this Agreement or the Note shall be based on the consistent application of generally accepted accounting principles employed by the Borrower as of the date of this Agreement unless otherwise subsequently and specifically agreed to in writing by the Bank.

     7.5 LIEN AND SET OFF: The Borrower hereby gives the Bank a lien and right of set off for all of Borrower's liabilities and obligations upon and against all the deposits, credits, collateral and property of the Borrower now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet National Bank of Massachusetts or in transit to any of them. At any time after the occurrence of an Event of Default and the running of any applicable cure periods, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured.

      7.6 STAMP TAX: The Borrower will pay any stamp or other tax which becomes payable in respect of the Note, this Agreement or related agreements except for income taxes.

      7.7 MASSACHUSETTS LAW: This Agreement and the rights and obligations of the parties hereunder and under any related agreements and under the Note shall be construed and interpreted in accordance with the law of Massachusetts. The Borrower agrees that the execution of this Agreement and related agreements and the performance of the Borrower's obligations hereunder and thereunder shall be deemed to have a Massachusetts situs and the Borrower shall be subject to the personal jurisdiction of the courts of the Commonwealth of Massachusetts with respect to any action the Bank, its successors or assigns, may commence hereunder or thereunder. Accordingly, the Borrower hereby specifically and irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts with respect to all maters concerning this Agreement, related agreements, the Note or the enforcement of any of the foregoing.

      7.8 SURVIVAL OF REPRESENTATIONS: All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of the Note and shall continue in full force and effect until all amounts payable on account of the Note, any related agreements and this Agreement shall have been paid in full.

      7.9 SEVERABILITY: If any provision of this Agreement shall to any extent be held invalid or unenforceable, the remainder of this Agreement shall not be affected.

      7.10 INTEGRATION; MODIFICATIONS: This Agreement is intended by the parties as a final, complete and exclusive statement of the transactions evidenced by this Agreement. No modification or amendment hereof shall be effective unless same shall be in writing and signed by the parties hereto.

    7.11 SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns.

      7.12 TERMINATION OF THIS AGREEMENT: This Agreement shall terminate upon the full and final payment of all amounts due hereunder, under the Note and u under any related agreements.

      IN WITNESS WHEREOF, the parties hereto have caused this Commercial Term Loan Agreement to be duly executed as a sealed instrument as of the day and year first above written.

Signed, Sealed and Delivered           FLEET NATIONAL BANK
in the Presence of the                 OF MASSACHUSETTS
Undersigned as witnesses               By: ________________
to a ll signatories:                   Its:


                        COMMONWEALTH OF MASSACHUSETTS

      On this ___________day of _______________, 19____, personally appeared
_________________________, by ________________________ its _____________,
hereunto duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said corporation, before me.


                                       ______________________________
                                         Notary Public
                                         My Commission Expires:________


                               CORPORATE VOTE
                               --------------

      I, Jill Pollack Kutchin, do hereby certify:

      That I am the Clerk of PARLEX CORPORATION that at a Special Meeting of the Board of Directors of the corporation duly called and held at 145 Milk Street, Methuen, Massachusetts on the 4th day of December 1995, all the Directors being present and voting at all times, the following resolution was unanimously adopted:

VOTED: That the President, Peter J. Murphy or the Chief Executive Officer, Herbert W. Pollack, acting singly is hereby authorized and directed in the name and in behalf of the corporation to acquire financing in the amount of $5,000,000.00 from FLEET NATIONAL BANK OF MASSACHUSETTS and in connection therewith to sign in the name and on behalf of the corporation, seal with the corporate seal, acknowledge and deliver any and all instruments, which may be necessary thereto, under terms and conditions which are appropriate in the discretion of said President or Chief Executive Officer.

      I DO FURTHER CERTIFY that the above Vote has not been altered, amended rescinded or repealed.

      I DO FURTHER CERTIFY that the corporation is a duly organized corporation; that the foregoing Vote is in accordance with the charter and by-laws of the corporation; that Peter J. Murphy is the duly elected President, Herbert W. Pollack is the Chief Executive Officer and that I am duly elected Clerk of the corporation.


                                       _____________________________
                                       Jill Pollack Kutchin, Clerk

A True Copy:  Attest



                            KUTCHIN & RUFO, P.C.
                              COUNSELORS AT LAW
                             ONE LIBERTY SQUARE
                         BOSTON, MASSACHUSETTS 02109
                                   _______

                                (617)542-3000
                          TELECOPIER (617) 542-3001


                                                              December 12, 1995

Donald MacQuarrie, Vice President
Fleet Bank of Massachusetts
One Federal Street
Boston, MA 02110


Re:   Loan Arrangement by and between
      Fleet Bank of Massachusetts (the "Bank") and Parlex Corporation (the "Borrower")

      _____________________________________


Dear Mr. MacQuarrie:

      This opinion is being furnished to the Bank in connection with the above-referenced loan. We are general counsel to the Borrower. We have examined the following documents:

      1.  $5,000,000.00 Commercial Loan Agreement; and

      2.  Revolving Line of Credit Note.

      The documents described above in connection with the establishment of the loan agreement by and between the Bank and the Borrower are hereinafter sometimes referred to as the "Loan Documents".

      We have examined either original, certified copies or copies otherwise authenticated to our satisfaction of certificates, documents and materials (and have made such inquiry of officers of the Borrower) as we have deemed necessary in order to furnish the opinions herein expressed. We have made such other examinations as to matters of fact and law as we have deemed necessary in order to enable us to give the opinions hereinafter expressed.

      As a condition precedent to your entering into the Loan Documents, you have required that we, as counsel to the Borrower, render our opinion as to various aspects of the transaction.

      Based on the foregoing and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

      1. The Borrower is a corporation duly organized and in good standing under the laws of the Commonwealth of Massachusetts. The Borrower has corporate power and authority adequate to carry on the business and own the properties presently conducted and owned by it and to enter into and perform its obligations under the Loan Documents.

      2. The Borrower is duly qualified to transact business, as a foreign corporation, in all jurisdictions in which the character of the properties owned or the nature of the activities conducted by such corporation requires its qualification as a foreign corporation.

      3. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Borrower, including all necessary approval by its directors of the transaction contemplated therein, and such authorization is in conformity with the Articles of Organization and Bylaws of the Borrower, and the Loan Documents constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

      4. The execution and delivery by the Borrower of the Loan Documents do not conflict with or result in a breach of any material term, condition or provision of any law or regulation, of any order, writ, judgment or decree of any court or governmental authority of which we are aware, of the Borrower's Articles of Organization or Bylaws. To our current knowledge based upon representations from the Borrower's officers, the execution and delivery by the Borrower of the Loan Documents do not conflict with or result in a breach of any material term, condition or provision of any indenture, contract, agreement or other instrument to which the Borrower is a party or by which it or its property is bound.

      We have made such examination of Massachusetts and federal law as we have deemed relevant for the purposes of this opinion, but we have not made an independent review of the laws of any state other than the laws of the Commonwealth of Massachusetts. Accordingly, we do not express any opinion as to the laws of any state or jurisdiction other than the laws of the United States and the Commonwealth of Massachusetts.

      We have assumed the genuineness of all signatures on the certificates and other documents referred to herein, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies thereof, and also the competency of each person signing any of the foregoing. Furthermore, nothing herein shall be deemed to be an opinion as to the ownership of, or title to any assets of the Borrower.

      All of our opinions set forth above are subject to the following additional qualifications:

      1. The validity or enforceability of the rights and remedies provided in the Loan Documents may be limited: (i) by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally;
(ii) in that enforcement thereof is subject to general principles of equity (Whether such enforcement is considered in a proceeding at law or in equity) and to the discretion of the court before which any proceedings therefore may be brought; and (iii) by such duties and standards as are or may be imposed on creditors under the UCC or any other applicable law, including without limitation good faith, fair dealing and commercial reasonableness in the enforcement of rights and remedies.

      2. This opinion has been delivered solely for your use in connection with the contemplated transactions and may not be referred to, quoted, circulated or used for any other purpose or relied upon by any other person nor may copies be delivered or furnished to any other party.

      3. Except to the extent otherwise set forth above, for purposes of this opinion, we have not made an independent review of any contract or agreement which may have been executed by or which may now be binding upon the Borrower or which may effect any asset encumbered to secure the Loan Documents, nor have we undertaken to review our internal files or any files of the Borrower relating to transactions to which either may be a party, or to discuss their transactions or business with any other lawyers in our firm or with any other officers, partners or employees of the Borrower, nor have we examined any court dockets.

                                       Respectfully submitted,

                                       KUTCHIN & RUFO, P.C.


                                       By: ________________________
                                           Edward D. Kutchin